                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and the related Prospectus of Cardinal Health, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated August 6, 2002, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission. The consolidated financial statements and financial statement schedule of Cardinal Health, Inc. for the years ended June 30, 2001 and 2000 were audited by auditors who have ceased operations. Those auditors expressed an unqualified opinion on those statements in their report dated July 27, 2001.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Columbus, Ohio
December 6, 2002